                                                                 EXHIBIT 4.5

                                 FIRST AMENDMENT
                                       TO
                      REPLACEMENT AND RESTATEMENT AGREEMENT

         THIS FIRST AMENDMENT TO REPLACEMENT AND RESTATEMENT AGREEMENT is made and entered into as of March 31, 1997, among THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio Corporation (the "Borrower"), the undersigned lenders (the "Lenders") and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Lenders (in such capacity, the "Agent").

         WHEREAS, the parties hereto desire to amend the definition of "Leverage Ratio" set forth in that certain Replacement and Restatement Agreement, dated as of July 15, 1996, among the Borrower, the Lenders and the Agent (herein the "Agreement"), which replaced and restated that certain Revolving Credit Facility Agreement, dated as of July 15, 1994;

         NOW, THEREFORE, for and in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, on the terms and subject to the conditions set forth herein, as follows:

         1. Effective as of March 31, 1997, the definition of "LEVERAGE RATIO" in Section 1.01 of the Agreement is deleted and replaced by inserting the following:

                  ""LEVERAGE RATIO" shall mean, as at the end of any fiscal quarter in respect of which a determination thereof is being or to be made, the quotient (expressed as a percentage) of (a) the sum of (i) "notes payable to banks and overdrafts", PLUS (ii) "long term debt due within one year", PLUS (iii) "long term debt and capital leases" (as each such item is reported on the Consolidated balance sheet of the Borrower and the Subsidiaries as at the end of such fiscal quarter), PLUS (iv) the net proceeds from the sale of domestic accounts receivable outstanding at the end of such fiscal quarter (determined in a manner consistent with that used in preparing the Borrower's 1993 Annual Report on Form 10-K), DIVIDED BY (b) the sum of (i) Consolidated Net Worth (without giving effect to the exclusion contained in clause
         (ii) of the definition of the term "Consolidated Net Worth" and without giving effect to the $499.3 million after-tax writedown of the Borrower's Oil Transportation Segment assets in December of 1996), PLUS
         (ii) the sum obtained pursuant to clause (a) above."

         2. This First Amendment To Replacement and Restatement Agreement shall become effective when the Agent shall have received counterparts of this First Amendment To Replacement

                                   1 X-4.5-1
and Restatement Agreement executed on behalf of the Borrower and the Majority Lenders (as defined in the Agreement).

         3. This First Amendment to Replacement and Restatement Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all which taken together will constitute one and the same agreement.

         4. THIS FIRST AMENDMENT TO REPLACEMENT AND RESTATEMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the Borrower, the Agent and the Majority Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    THE GOODYEAR TIRE & RUBBER COMPANY

                                    By:      /s/ R W Tieken
                                       ----------------------------------------
                                       Name:   R W Tieken
                                       Title:  Executive Vice President

                                       ATTEST:  /s/ P A Kemph
                                              ---------------------------------
                                              Assistant Secretary

                                    THE CHASE MANHATTAN BANK,
                                    individually and as Agent

                                    By:      /s/ Julie S Long
                                       ----------------------------------------
                                        Name:   Julie S Long
                                        Title:     Vice President

                                   2 X-4.5-2

                                    BANQUE NATIONALE DE PARIS, CHICAGO BRANCH

                                    By:      /s/ Arnaud Collin du Bocage
                                      ----------------------------------------
                                             Name: Arnaud Collin du Bocage
                                             Title:    Executive Vice President
                                                       and General Manager

                                    CIBC INC.

                                    By:      /s/ Stephanie E Johnson
                                      ----------------------------------------
                                             Name: Stephanie E Johnson
                                             Title:    Authorized Signatory

                                    THE SUMITOMO BANK, LIMITED, NEW YORK BRANCH

                                    By:       /s/ John C. Kissinger
                                      ----------------------------------------
                                              Name: John C. Kissinger
                                              Title:    Joint General manager

                                    COMMERZBANK AG

                                    By:       /s/ J. Timothy Shortly
                                      ----------------------------------------
                                              Name: J. Timothy Shortly
                                              Title:    Sr. Vice President

                                    By:      /s/William J. Binder
                                      ----------------------------------------
                                             Name: William J. Binder
                                             Title:    Vice President

                                    BANK OF AMERICA ILLINOIS

                                    By:      /s/ Lynn W Stetson
                                      ----------------------------------------
                                             Name:  Lynn W Stetson
                                             Title:    Managing Director


                                   3 X-4.5-3

                                    ABN AMRO BANK, N.V.

                                    By:      /s/ J. M. Janovsky
                                      ----------------------------------------
                                            Name:   J. M. Janovsky
                                            Title:  Group Vice President

                                    By:      /s/ Kathryn C. Toth
                                      ----------------------------------------
                                             Name: Kathryn C. Toth
                                             Title: Group Vice President and
                                                    Operational Manager

                                    BANK OF MONTREAL

                                    By:      /s/ Edward P. McGuire
                                      ----------------------------------------
                                             Name:  Edward P. McGuire
                                             Title: Director

                                    BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                                    By:      /s/ Friedrich N. Wilms
                                      ----------------------------------------
                                             Name:  Friedrich N. Wilms
                                             Title:  Vice President

                                    BARCLAYS BANK PLC

                                    By:      /s/ L. Peter Yetman
                                      ----------------------------------------
                                             Name:   L. Peter Yetman
                                             Title:  Associate Director



                                   4 X-4.5-4

\


                                    CITIBANK, N.A.

                                    By:      /s/ Robert J. Harriety, Jr.
                                      ----------------------------------------
                                            Name:    Robert J. Harriety, Jr.
                                            Title:   Vice President
                                                     Citibank, N.A.
                                                     Attorney-In-Fact

                                    CREDIT LYONNAIS, CHICAGO BRANCH

                                    By:      /s/ Michel Buysschaert
                                      ----------------------------------------
                                             Name:   Michel Buysschaert
                                             Title:  Vice President

                                    CREDIT SUISSE FIRST BOSTON

                                    By:      /s/ Graham Hunt
                                      ----------------------------------------
                                             Name:   Graham Hunt
                                             Title:  Vice President

                                    By:      /s/ Kristinn R. Kristinsson
                                      ----------------------------------------
                                             Name:   Kristinn R. Kristinsson
                                             Title:  Associate

                                    THE DAI - ICHI KANGYO BANK, LTD.,
                                    CHICAGO BRANCH

                                    By:      /s/ Ryoichi Yamauchi
                                      ----------------------------------------
                                            Name:    Ryoichi Yamauchi
                                            Title:   Senior Vice President


                                   5 X-4.5-5

                                    DEUTSCHE BANK AG, NEW YORK AND/OR
                                    CAYMAN ISLANDS BRANCH

                                    By:      /s/  William W. McGinty
                                      ----------------------------------------
                                            Name:    William W. McGinty
                                            Title:   Director

                                    By:      /s/  Robert Wood
                                       ----------------------------------------
                                           Name:     Robert Wood
                                            Title:   Director

                                    DRESDNER BANK LUXEMBOURG S.A.

                                    By:      /s/ K. Diederich
                                      ----------------------------------------
                                            Name:     K. Diederich
                                            Title:    Assistant Manager Loans

                                    By:      /s/ F. Audrimont
                                      ----------------------------------------
                                            Name:     F. Audrimont
                                            Title:    Authorized Signature

                                    THE FIRST NATIONAL BANK OF CHICAGO

                                    By:      /s/ Robert L. Jackson
                                      ----------------------------------------
                                            Name:     Robert L. Jackson
                                            Title:    Authorized Agent

                                    THE INDUSTRIAL BANK OF JAPAN, LIMITED

                                    By:      /s/ Hiroki Yamada
                                      ----------------------------------------
                                            Name:     Hiroki Yamada
                                            Title:    General Manager

                                   6 X-4.5-6

                    ISTITUTO BANCARIO SAN PAOLO DI TORINO S.P.A.

                    By:      /s/ Carlo Persico     William De Angelo
                       --------------------------------------------------
                            Name:  Carlo Persico   William De Angelo
                            Title: Deputy G.M.     First Vice President

                    KEY BANK

                    By:      /s/ Karen A. Lee
                       --------------------------------------------------
                            Name:   Karen A. Lee
                            Title:  Vice President

                    NATIONAL CITY BANK

                    By:      /s/ Jeffrey C. Douglas
                       --------------------------------------------------
                             Name:  Jeffrey C. Douglas
                            Title:  Vice President

                    NATIONSBANK, N.A.

                    By:      /s/ Philip S. Durand
                       --------------------------------------------------
                            Name:   Philip S. Durand
                            Title:  Vice President

                    THE NORTHERN TRUST COMPANY

                    By:      /s/ S. Biff Bowman
                       --------------------------------------------------
                            Name:    S. Biff Bowman
                            Title:   Vice President

                                   7 X-4.5-7

                        ROYAL BANK OF CANADA

                        By:      /s/ Patrick K. Shields
                           --------------------------------------------------
                                Name:   Patrick K. Shields
                                Title:  Manager

                       THE SANWA BANK, LIMITED, CHICAGO BRANCH

                        By:      /s/ James P. Byrnes
                           --------------------------------------------------
                                 Name:   James P. Byrnes
                                 Title:  First Vice President

                        SOCIETE GENERALE, CHICAGO BRANCH

                        By:      /s/ Gilles Demeulenaere
                           --------------------------------------------------
                                 Name:   Gilles Demeulenaere
                                Title:   Vice President

                        UNION BANK OF SWITZERLAND

                        By:      /s/ Jan Buettgen
                           --------------------------------------------------
                                Name:    Jan Buettgen
                                Title:   Vice President Corporate Banking

                        By:      /s/ Samuel Azizo
                           --------------------------------------------------
                                Name:    Samuel Azizo
                                Title:   Vice President

                        THE YASUDA TRUST & BANKING CO., LTD.
                        CHICAGO BRANCH

                        By:      /s/ Joseph C. Meek
                           --------------------------------------------------
                                Name:    Joseph C. Meek
                                Title:   Deputy General Manager


                                   8 X-4.5-7